Exhibit 99.1

OfficeMax Incorporated
263 Shuman Boulevard, Naperville, IL 60563

News Release

OfficeMax Media Contact	OfficeMax Investor Contact
William Bonner	John Jennings
630 864 6066	630 864 6820

For Immediate Release: September 6, 2006

OFFICEMAX IMPROVES CONTRACT DIVISION STRUCTURE TO ENHANCE CUSTOMER SATISFACTION AND DELIVER STRONGER PERFORMANCE

Naperville, Ill. —OfficeMax® Incorporated (NYSE: OMX) today announced changes in its contract division management and operations structure expected to enhance customer satisfaction and improve company operating performance.  The company is consolidating the management structure of its large and mid-sized sales teams to create one comprehensive sales organization with a clear focus on delivering customer value.  Additionally, the company will consolidate corporate and field distribution responsibilities under the supply chain organization to create a more efficient and effective product distribution system.  The changes are intended to deliver a positive overall impact for all contract customers through dedicated sales focus and strengthened access to vital products, without disrupting the current day-to-day sales or delivery experience.

“The consolidated sales management structure is expected to deliver better customer service and create a more effective operation,” said Mike Rowsey, president - contract division for OfficeMax. “Sales management professionals will be focused on delivering cost effective customer solutions, while operators will apply their expertise to the entire distribution network for timely product availability and delivery.”

The combined sales management structure is intended to eliminate process redundancies inherent in the two sales groups and unify a comprehensive sales team with broad capabilities.  Further, the consolidation of sales management responsibility allows the single-focus leadership necessary to drive true innovation in customer partner programs.  “Bringing these two highly qualified teams together under one management structure makes OfficeMax a better resource for our customers,” said Harry Dochelli, executive vice president, U.S. contract operations for OfficeMax. “With one overall mission, to deliver innovative customer solutions, and the full breadth of sales expertise and experience to fulfill that mission, we will drive new levels of customer value.”

A unified supply chain operation structure is expected to enable a focused distribution strategy across the entire OfficeMax organization and enhance process controls that are expected to improve distribution performance.  Following a mandate of “customer driven, operationally focused” supply chain operations, the new management structure will have clear lines of communication to enact improvements and efficiencies intended to enhance customer service.  “We’ll position ourselves to support increased sales with improved service,” said Reuben Slone, executive vice president of supply chain for OfficeMax.

While creating an ongoing structure for enhanced customer value, these improvements are not expected to generate any immediate changes in current customer interactions with the company or its representatives.  OfficeMax customers will, however, be introduced to new sales and service programs and options in the coming months.

Forward-Looking Statements

This press release contains forward-looking statements about OfficeMax’s reorganization of its contract division structure.  Forward-looking statements are statements regarding management’s expectations, beliefs, intentions and plans relating to the future.  These statements are subject to a number of risks and uncertainties that could cause the outcome of these events to differ materially from our expectations today.  The impact of these changes on the future financial performance of OfficeMax will depend on comprehensive implementation of this new structure, as well as the reaction of customers and associates to these changes.  There are additional factors that could cause results to differ materially from those described in the forward-looking statements found in this release.  These factors are included in OfficeMax’s Annual Report on Form 10-K for the year ended December 31, 2005, including under the caption “Risk Factors — Cautionary and Forward-Looking Statements”, and in other filings with the SEC.  OfficeMax undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

About OfficeMax® Incorporated

OfficeMax is a leader in both business-to-business and retail office products distribution. OfficeMax delivers an unparalleled customer experience — in service, in product, in time savings, and in value - through a relentless focus on its customers. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to large, medium and small businesses and consumers. OfficeMax customers are served by more than 35,000 associates through direct sales, catalogs, Internet and nearly 900 superstores. OfficeMax trades on the New York Stock Exchange under the symbol OMX. More information can be found at www.officemax.com.

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